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                                    BY-LAWS

                                       OF

                                 TOUCH-IT, INC.

                         Incorporated under the Laws of
                               the State of Utah



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                                     BY-LAWS
                                       OF
                                 TOUCH-IT, INC.


                                   ARTICLE I

                                 IDENTIFICATION


        Section 1.01. NAME. The name of the Corporation is
Touch-It, Inc.

        Section 1.02. REGISTERED OFFICE AND REGISTERED AGENT.
The address of the registered office of the corporation is 1104
Country Hills Drive, Suite 115, Ogden, Utah, 84403 and the registered agent at this address is Paul Wakefield.

        Section 1.03. SEAL. The Corporation shall adopt and use a corporate seal consisting of a circle mounted upon a metal die which sets forth on its circumference the name of the Corporation and the state and date of incorporation.

        Section 1.04. FISCAL YEAR. The fiscal year end of the Corporation shall be December 31st of each year.


                                   ARTICLE II

                                 CAPITAL STOCK

        Section 2.01. PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or service actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

        Section 2.02. CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors and sealed with the Seal of the Corporation. Any such required signature may be made by facsimile provided proper security over

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use of such facsimiles is maintained. All certificates for shares shall be consecutively numbered.

        Section 2.03. TRANSFER RECORDS. The Secretary, or if the Corporation engages an agent, the registrar or transfer agent, shall maintain records containing the name, address, taxpayer identification number of each Shareholder plus the certificate number, date of issue and shares represented by each certificate held by each Shareholder.

        Section 2.04. TRANSFER OF STOCK. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate issued in connection therewith unless all of the following are satisfied:

              (a) Endorsement. The surrendered certificate is properly endorsed by the registered holder or his duly authorized attorney.

              (b) Witnessing. The endorsement or endorsements required as aforesaid shall be guaranteed or notarized unless the Secretary waives this requirement in writing.

              (c) Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims.

              (d)     Collection of Taxes.    Any applicable law
relating to the collection of taxes imposed on or in connection with shares has been satisfied.

        Section 2.05 LOST, STOLEN, OR DESTROYED CERTIFICATES. The
Corporation shall issue a new stock certificate in the place of any certificate theretofore issued where the holder of record of the certificate:

              (a) Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

              (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

              (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

              (d)     Other Requirements.     Satisfies any other
reasonable requirements imposed by the Corporation not inconsistent

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with applicable law.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he had notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

        Section 2.06. HOLDER. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

        Section 2.07. AGENTS. The Corporation at the election of the Board of Directors, may engage the services of a stock registrar or transfer agent to assist the Secretary in issuance of shares and maintenance of stock records.


                             ARTICLE III

                          BOOKS AND RECORDS

        Section 3.01. BOOKS AND RECORDS. The Corporation shall keep at its registered office the following books and records of account and minutes of the proceedings of its Shareholders and any Shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the same and to make extracts therefrom:

               (a) Its books and records of account;

               (b) Its minutes and record of Shareholders;

               (c) Copies of its Articles of Incorporation and By-Laws as originally executed and adopted together with all subsequent amendments thereto.

        Section 3.02. FINANCIAL STATEMENTS. Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to such Shareholder its most recent annual financial statements unless the Shareholder has already received the same. Neither the Corporation nor any Director, Officer, employee or agent of the Corporation shall be liable to the Shareholder or anyone to whom the Shareholder discloses the financial statement or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence,

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unless (a) the error or omission is material, (2) the Director,
Officer, employee or agent in question knew of the error or omission and intended for the Shareholder or other person to rely thereon to his detriment, (3) the Shareholder or other persons did reasonably rely thereon, and, in addition, (4) he is otherwise liable under applicable law.


                              ARTICLE IV

                               BY-LAWS

        Section 4.01. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws adopted by the Board of Directors. Any such action' shall be subject to repeal or change by action of the Shareholders, but the alteration, amendment, repeal, change or new By-Law (and the repeal of the old By-Law) shall be valid and effective and no Director, Officer, Shareholder, employee or agent of the Corporation shall incur any liability by reason of any action taken or omitted in reliance on the same. The power of the Shareholders to repeal or change any alteration, amendment, repeal or new By-Law shall not extend to any original By-Law of the Corporation so long as it is not altered, amended or repealed, but only to action by the Board thereafter. There shall be no time limit on its exercise.

        Section 4.02. BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

        Section 4.03. BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section 4.02 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.


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                              ARTICLE V

                       MEETING OF SHAREHOLDERS

        Section 5.01. PLACE OF MEETINGS. All meetings of the Shareholders, annual or special, however called, shall be held at the registered office of the Corporation unless the President or Board of Directors designates another place. The President or the Board of Directors may designate any place for any meeting, either within or without this state.

        Section 5.02. ANNUAL MEETING. The annual meeting of the Shareholders shall be held at 3:30 p.m. on the third Friday in April of each year, if this day is not a holiday, and if a holiday, then on the first following day that is not a legal holiday or such other place as deposited by the board of directors. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

        Section 5.03. SPECIAL MEETINGS. Special meetings of the
Shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

        Section 5.04. NOTICE OF MEETINGS. When required, written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid.

        Section 5.05. WAIVER OF NOTICE. Any Shareholder may waive notice of any meeting of Shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after meeting) by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting. No notice to shareholders, of any kind, of the annual meeting is required so long as the annual meeting is held as set forth in the Articles of Incorporation.

        Section 5.06. CLOSING OF TRANSFER BOOKS OR FIXING OF



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RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case five (5) days. If the stock transfer books shall be closed for the purpose of determining Shareholders, such books shall be closed for at least one (1) day. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination' of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        Section 5.07. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of a Corporation shall make, at least ten (10) days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

        Failure to comply with the requirements of this section shall not affect the validity of any action' taken at such meeting.


        Section 5.08. QUORUM OF SHAREHOLDERS, VOTE. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If a quorum is present, except for election of Directors which shall be by plurality, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject

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shall be the act of the Shareholders, unless the vote of a greater number or voting by classes is required by the laws of this state or the Articles of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave is less than a quorum.

        Section 5.09. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote to each matter submitted to vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

        The following shares of the Corporation shall not be allowed to vote or be counted in determining the total number of outstanding shares at any given time: (a) shares held in treasury; (b) shares held by a subsidiary of the Corporation, for this purpose a subsidiary shall be any corporation in which the Corporation holds a majority of the outstanding shares.

        Section 5.10. PROXIES. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless the proxy specifically provides a longer length of time for which the proxy is to continue in force, which in no case shall exceed seven (7) years from the date of execution. Any Shareholder giving a written consent or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter.

        Section 5.11. ADJOURNMENTS. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.12 hereof, in the absence of a quorum no other business may be transacted at such meeting. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

        Section 5.12. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Shareholders of the Corporation, or any action that may be taken at a meeting of the

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Shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of Shareholders and may be stated as such in any articles or document filed with Secretary of State.

        Section 5.13. ORDER OF BUSINESS. The order of business at all meetings of the Shareholders shall be as follows: (1) Roll call; (2) proof of notice of meeting or waiver of notice; (3) reading of minutes of preceding meeting; (4) reports of officers; (5) reports of committees; (6) election of directors; (7) unfinished business; and
(8) new business.

                              ARTICLE VI

                        THE BOARD OF DIRECTORS

        Section 6.01. NUMBER AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by a Board of not less than three (3) Directors nor more than five (5) Directors, unless the Corporation has less than three shareholders entitled to vote for the election of directors, then, the Corporation may have a minimum number of directors equal to these shareholders who need not be residents of this state and these shareholders need have no other qualifications. The number of Directors may be increased from time to time by amendment of this section.

        Section 6.02. EXERCISE OF CORPORATE POWER. The business and affairs of the Corporation shall be managed by the Board of Directors.

        Section 6.03. TERM. The term of each Director shall begin immediately on his election and shall continue until the date set under these By-Laws for the next annual meeting of the Shareholders. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

        Section 6.04. ELECTIONS. At each annual meeting the Shareholders shall elect Directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the Directors are not elected thereat, then the Directors may be elected at any special meeting of the Shareholders called and held for that purpose.

        Section 6.05. VACANCIES. A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors is increased, or if the Shareholders fail, at any annual or special meeting at which any Director is elected, to elect the full authorized number of Directors to be voted for at the meeting.

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Also, the Board of Directors may declare vacant the office of a
Director if he is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within 60 days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occurring may be filled by the affirmative vote of majority of the remaining Directors (or a sole remaining Director) although less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, of if there was no predecessor, until the date set under these By-Laws for the next annual meeting and until his successor is elected. Any vacancy created by reason of the removal of one or more Directors by the Shareholders may be filled by election of the Shareholders at the meeting at which the Director or Directors are removed.

        Section 6.06. PLACE OF MEETINGS. Meetings of the Board of
Directors, annual, regular, or special, may be held either within or without this state.

        Section 6.07. ANNUAL MEETINGS. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the registered office of the Corporation, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

        Section 6.08. OTHER MEETINGS - NOTICE. Other meetings of the Board of Directors may be held upon notice either personally or by letter, telegram, cable, delivered for transmission or mailing not later than during the third day immediately preceding the day for the meeting, upon the call of the President or the Secretary of the Corporation or any two Directors at any place within or without this state. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the registered Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting shall not be required to be given.


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        Section 6.09. QUORUM. A majority of the number of Directors fixed by the By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation, or the By-Laws.

        Section 6.10. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be.

        Section 6.11. REMOVAL. By proper action without a meeting or at a meeting expressly called for that purpose one or more Directors may be removed: (a) with or without cause by a vote of a majority of the shares entitled to vote at an election of Directors; or (b) only for cause by a vote of a majority of the remaining Directors.

        Section 6.12. LOANS. The Board of Directors shall have the following power with respect to the lending of funds:

        (a) Loans of Funds, Generally. To lend money in furtherance of any of the purposes of the Corporation; to invest and reinvest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

        (b) Loans to Employees and Directors. To lend money and use its credit to assist any employees of the Corporation or of a subsidiary, including any such employee who is a Director of the Corporation, if the Board of Directors decides that such loan or assistance may benefit the Corporation.

        Section 6.13. FEES AND COMPENSATION. Directors and members of the committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

        Section 6.14. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director

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who voted in favor of such action.

        Section 6.15. COMMITTEES. The Board of Directors by resolution adopted by the majority of the number of Directors fixed by the By-Laws may designate a committee or committees consisting of not less than two Directors which committee or committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

        Section 6.16 RELATED PARTY TRANSACTIONS. No contract or transaction between the Corporation any person, firm, association or corporation shall be affected or invalidated by the fact that any one or more of the Directors of officers of the Corporation is or are directly or indirectly interested in such contract or transaction or is a director, officer, stockholder or member, or are directors, officers, stockholders or members of, or pecuniarily or otherwise interested in, such other firm, association or corporation. Any and all Directors of the Corporation who are directors, officers or stockholders or members of or so interested in any such contract or transaction of the Corporation may be counted in determining the presence of a quorum and may vote at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if they were not such officers, directors, stockholders, or members of or interested in such other firm, association, or corporation, or were not so interested in such contract, or transaction. No ratification by stockholders or otherwise of any such contract or transactio shall be necessary. Any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested, and each and every person who may become a Director of the Corporation is hereby released from any liability that might otherwise result from contracting with the Corporation for the benefit of himself or of any firm, association, or Corporation in which he may be in any way interested.

                             ARTICLE VII

                               OFFICERS

        Section 7.01. ELECTION AND QUALIFICATIONS. The officers of this Corporation shall consist of a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the meeting of the Board of Directors next following the annual meeting of the Shareholders (or at any meeting if an office is vacant) and such other officers, including a Chairman of the Board

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of Directors, and assistant officers and agents, as the Board of
Directors shall deem necessary, who shall be elected and shall hold their offices for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person except those of President or Secretary. Any Vice President, Assistance Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the By-Laws or the Board of Directors.

        Section 7.02. TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

        Section 7.03. REMOVAL AND VACANCIES. Any officer of the Corporation may be removed by the Board of Directors at any meeting whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

        Section 7.04. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall have the power to preside at all meetings of the Board of Directors execute all contracts, deeds, conveyances, mortgage, leases, obligations, bonds, certificates and other papers and instruments in writing and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

        Section 7.05. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER.
Subject to the control of the Board of Directors the President and Chief Executive Officer shall:

        (a) be the chief executive officer and shall have active executive management of the operations of the Corporation;

        (b) have power to call and preside at all meetings of Shareholders, discharge all the duties that devolve upon a presiding officer, and perform such other duties as the By-Laws provide or the Board of Directors may prescribe;

        (c) have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation;

        (d) in behalf of the Corporation to execute all

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contracts, deeds, conveyances, mortgage, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Corporation and do not require such authorization;

        (e) sign certificates for shares of stock of the Corporation;
and

        (f) have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

        Section 7.06. THE VICE PRESIDENT. The Vice President or one of the Vice Presidents shall perform all duties incumbent upon the President during the disability of the President, and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.

        Section 7.07. THE SECRETARY.

        (a) The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of these meetings, including notice thereof given, the names of those present, and the number of shares present and Shareholders' meetings and the proceedings thereof. He shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized. He shall attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.

        (b) The Secretary shall keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

        (c) The Secretary shall transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting

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

registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated.

        Section 7.08. THE TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.

        Section 7.09. TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.


                             ARTICLE VIII

                    LIABILITY AND INDEMNIFICATION

        Section 8.01 LIABILITY OF OFFICERS AND DIRECTORS. The Officers and Directors shall be free from all personal liability for any acts done on behalf of the corporation, or for any losses incurred or sustained by the corporation unless the same have occurred through their willful negligence or willful misconduct.

        Section 8.02 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Directors may authorize the Corporation to pay expenses, including reasonable attorneys' fees, incurred by, or to satisfy a judgment or fine rendered or levied against a present or former Director, officer or employee of the Corporation in an action brought by a third party against such person (whether or not the Corporation is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer or employee, or by the Corporation or by both; provided, the Board of Directors determines in good faith that such Director, officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the Corporation or its Shareholders. Payments hereunder include amounts paid and expenses incurred in settling any such action or threatened action.

        Section 8.03 PERSONAL LIABILITY. Personal liability of any director is eliminated to the fullest extent allowed under the laws of the State of Utah.

                              ARTICLE IX

                       VOTING TRUST AGREEMENTS

        Section 9.01. VOTING TRUST AGREEMENTS. In the event that the Trustee or Trustees of any Voting Trust Agreement affecting the stock of the Corporation shall file with the Secretary of the Corporation an executed counterpart of any such Voting Trust Agreement, the Corporation and all Directors and Officers thereof shall be required to recognize and give effect to the power of the Trustee or Trustees thereunder.


                              ARTICLE X

                        SPECIAL CORPORATE ACTS

        Section 10.01. NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS. All checks, drafts, demands for money and notes of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the Corporation shall have power to bind the Corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

        Section 10.02. SHARES HELD BY THE CORPORATION. Shares in other Corporations standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this Corporation by any officer of this Corporation authorized so to do by resolution of the Board of Directors.

                                [SIG]
                     -----------------------------
                              Secretary


                       CERTIFICATE OF SECRETARY


KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned does hereby certify that the undersigned is the Secretary of Touch-It, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Utah; that the above and foregoing By-Laws of said Corporation were duly and regularly adopted as such by the Board of Directors of said Corporation at the first meeting of said Board, which was duly and regularly held on the 16th day of April, 1992; and that the above and foregoing By-Laws are now in full force and effect.

        DATED effective the 16th day of April, l992.

                                [SIG]
                     -----------------------------
                     Secretary

[Corporate Seal]